CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 15, 2010, accompanying the consolidated financial statements and schedules included in the Annual Report on Form 20-F for the year ended December 31, 2009 of Jinpan International Limited, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts.".

/s/ Grant Thornton
Hong Kong
August 27, 2010